Exhibit 10.5

                                    ADDENDUM
    To May 19, 1999 JLL Ventures Employment Agreement of Reuben Daniel Rudich

Employment Agreement shall be amended to reduce Employee's salary to the following beginning December 1, 1999: Reuben Daniel Rudich - $85,000. Mr. Rudich's salary will return to his Base Compensation level, as defined in section "3. Compensation" of the Employment Agreement, upon achieving two consecutive profitable quarters.



Employee

/s/ Reuben Daniel Rudich                                    Nov 2 / 99
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Reuben Daniel Rudich                                   Date